Exhibit 99.1

Network Associates Completes Previously Announced Restatement

Files 2002 10-K, Q1 2003 10-Q, Q2 2003 10-Q and 2000 10-K/A

SANTA CLARA, Calif., Nov. 1 /PRNewswire-FirstCall/ — Network Associates, Inc. (NYSE: NET — News) announced that it has completed its previously announced restatement of the company’s financial statements and has filed with the Securities and Exchange Commission (SEC) its 2002 Annual Report on Form 10-K, its Quarterly Report on Form 10-Q for the first and second quarters of 2003 and its Amendment No. 2 to its 2000 Annual Report on Form 10-K.

“We are glad to put this restatement behind us,” said George Samenuk, chairman and chief executive officer of Network Associates. “Our business has remained strong throughout this process and we all look forward with great enthusiasm to the future, and the great opportunities that we see in front of us.”

As a result of information obtained in connection with ongoing SEC and Department of Justice investigations, Network Associates previously determined that it would restate its consolidated financial statements for 1998 through 2000 to properly recognize revenue on sales to distributors and resellers on the sell-through basis (which is how the company has reported these sales since January 1, 2001). Network Associates determined that revenue recognition on the sell-in basis during 1998 through 2000 was not appropriate in light of apparent concessions provided by the company during that period, including non-contractual return rights. In the course of preparing these corrected financial statements, the company identified other items and errors for which accounting adjustments were necessary.

Restatement adjustments to revenue and expenses primarily resulted in (i) revenue originally recognized during the years 1998 through 2000 being deferred into later years, including 2001 through 2003, and (ii) earnings being adjusted in each of the years from 1998 through 2003. However, certain adjustments resulted in permanent reductions to both revenue and to earnings. These reductions are detailed both below and in significantly greater detail in Network Associates’ filings with the SEC.

Restatement revenue adjustments include amounts deferred and recognized in subsequent periods as a result of: (i) the conversion from the sell-in basis to the sell-through basis of accounting for revenue from distributors and resellers for years prior to January 1, 2001 and (ii) adjustments made to properly apply software revenue recognition principles to its multi-element revenue software licensing arrangements in 1998 through 2000. These principles specify the manner in which revenue is allocated between a software license, hardware products and ongoing post contract support and maintenance.

Network Associates has determined that, excluding currency related adjustments, the aggregate amount of its net revenue was not reduced as a result of its change to the sell-through method for years prior to 2001 or, the changes related to the proper application of software revenue recognition principles. These adjustments had the effect of deferring revenue from earlier periods to be recognized in later periods.

Permanent reductions to revenue totaling $112.6 million resulted from, among other things, (i) investments in customers at or near the time the company sold products to the customer, (ii) misclassifications between revenue and expense and (iii) required reclassifications of certain marketing expenses as contra-revenue amounts.

Network Associates previously announced and furnished to the SEC on Form 8-K preliminary unaudited results for 2002 and preliminary unreviewed financials for the first, second and third quarters of 2003.

As set forth in the detailed reconciliation below, the aggregate effect of the restatement and other specified adjustments for 1998 through 2002 is to:

•	increase previously announced 2002 net income by $38.1 million to reported net income of $128.3 million;

•	restate our previously reported 2001 net loss of $100.7 million to a restated 2001 net income of $83.3 million;

•	reduce 2000 previously reported net loss by $15.9 million to a restated 2000 net loss of $108.0 million;

•	reduce 1999 net loss by $4.9 million to a 1999 restated net loss of $152.0 million; and

•	restate the company’s previously reported net income of $32.4 million in 1998 to a restated 1998 net loss of $319.1 million.

For the first two quarters of 2003, the overall impact of the restatement and specified adjustments is to:

•	change our previously announced first quarter net loss of $3.7 million to a first quarter net income of $10.5 million; and

•	increase previously announced second quarter net income by $2.5 million to $3.6 million in reported net income.

The full effect of the restatement was already reflected in the third quarter 2003 results which were announced on October 23, 2003.

The table below reconciles Network Associates’ previously announced or reported results for each year during the period 1998 through 2002 and previously announced results for the first two quarters of 2003 to reported or restated results reflected in the company’s SEC filings. Investors are encouraged to review this reconciliation, together with the company’s SEC filings (including the consolidated financial statements and related notes included in the company’s 2002 Form 10-K, Amendment No. 2 to the company’s 2000 Form 10-K and the company’s 2003 Q1 and Q2 Form 10-Qs). A detailed description of the restatement and other adjustments and amounts are contained in these filings. In addition, Network Associates will host a conference call on Monday, November 3, 2003 to address additional questions regarding the restatement.

In addition to restatement-related adjustments, the reconciliation gives effect to the following:

•	for 2002, the impact of a $70 million charge, related to the company’s recent agreement, subject to court approval, to settle its outstanding securities class action (taken in 2002 because the agreement to settle was entered into prior to Network Associates’ publication of its 2002 consolidated financial results);

•	for the first two quarters of 2003, the company’s recent change in accounting for deferring sales commissions related to deferred revenue, which was implemented January 1, 2003; and

•	for the first quarter of 2003, a $2.8 million correction of an estimate related to a restructuring charge in the first quarter of 2003.

Reconciliation Restated/Reported Revenue and Net Income
($ in thousands)

	1998	1999	2000	2001

Net revenues, as reported/ previously announced:*	$961,683	$610,984	$697,742	$812,484
Restatement adjustments to net revenue:
Conversion to sell-out revenue recognition policy	(302,962)	137,017	49,359	82,384
Allocation of revenue in multi-element arrangements	(161,676)	(77,922)	(9,009)	157,563
Collection not reasonably assured	(46,937)	40,826	(2,674)	3,013
Business combinations and related restructuring charges	(33,849)	(10,737)	—	—
Allowance for sales returns	(8,293)	5,082	(8,136)	596
General and administrative expense	77	(1,890)	(3,519)	—
Reclassification for expenses related to payments to distributors	—	(4,065)	(14,114)	—
Investments in customers	—	(9,230)	(2,563)	—
Other revenue adjustments	19,721	(29,728)	2,286	15,621
Total revenue adjustments	(533,917)	49,354	11,630	259,176
Net revenue, restated/ reported	$427,766	$660,338	$709,372	$1,071,660
Expense adjustments:
Collection not reasonably assured	5,450	(27,967)	(13,338)	16,817
Business combinations and related restructuring charges	(11,132)	42,957	(2,130)	(8,061)
General & administrative expense	77	(1,890)	(3,519)	—
Reclassification for payments to distributors	—	(3,521)	(15,161)	—
Investments in customers	—	—	(9,230)	(1,751)
Cumulative translation adjustment	2,609	3,500	918	399
Cost of revenue	(16,444)	1,882	4,407	11,865
Stock-based compensation	—	5,133	1,402	159
Other	3,741	(3,863)	7,929	1,234
Income tax effect of restatement adjustments	(166,710)	28,199	24,440	54,611
Sub-total restatement expense adjustments	(182,408)	44,433	(4,282)	75,274
Litigation settlement	—	—	—	—
Change in accounting treatment of commissions	—	—	—	—
Correction of estimate	—	—	—	—
Total restatement expense and other adjustments	$(182,408)	$44,433	$(4,282)	$75,274
Net restatement expense and other adjustments	(351,509)	4,921	15,912	183,903
Net income (loss), as reported/ previously announced*	$32,434	$(156,885)	$(123,926)	$(100,650)
Net income (loss), as restated/reported	(319,075)	(151,964)	(108,014)	83,253

Reconciliation Restated/Reported Revenue and Net Income
($ in thousands)

	2002	Q1 2003	Q2 2003

Net revenues, as reported/ previously announced:*	$941,857	$215,208	$216,612
Restatement adjustments to net revenue:
Conversion to sell-out revenue recognition policy	25,175	(597)	(439)
Allocation of revenue in multi-element arrangements	71,189	3,349	2,076
Collection not reasonably assured	—	—	—
Business combinations and related restructuring charges	—	—	—
Allowance for sales returns	—	(103)	—
General and administrative expense	—	—	—
Reclassification for expenses related to payments to distributors	(475)	—	—
Investments in customers	—	—	—
Other revenue adjustments	5,298	584	38
Total revenue adjustments	101,187	3,233	1,674
Net revenue, restated/reported	$1,043,044	$218,441	$218,286
Expense adjustments:
Collection not reasonably assured	—	—	—
Business combinations and related restructuring charges	—	—	—
General & administrative expense	—	—	—
Reclassification for payments to distributors	—	—	—
Investments in customers	—	—	—
Cumulative translation adjustment	—	—	—
Cost of revenue	4,134	299	239
Stock-based compensation	(1,366)	—	—
Other	93	(1)	141
Income tax effect of restatement adjustments	(9,744)	2,741	140
Sub-total restatement expense adjustments	(6,882)	3,040	520
Litigation settlement	70,000	—	—
Change in accounting treatment of commissions	—	(11,143)	(1,318)
Correction of estimate	—	(2,831)	—
Total restatement expense and other adjustments	$63,118	$(10,934)	$(798)
Net restatement expense and other adjustments	38,070	14,167	2,472
Net income (loss), as reported/previously announced*	$90,245	$(3,685)	$1,108
Net income (loss), as restated/reported	128,315	10,482	3,580

* 2002 and Q1 and Q2 2003 were previously announced

A spreadsheet of this table is available at http://www.irconnect.com/net/.

The company will host a conference call on Monday, November 3, 2003 at 9:00 a.m. Eastern, 6:00 a.m. Pacific to discuss the restatement and the reconciliation set forth above. Participants should call 888-566-6571 (U.S.), 210-234-0021 (international), pass code: NET. A Web cast of the call may also be found on the Internet at www.networkassociates.com.

Attendees should dial in at least 15 minutes prior to the conference call. A replay of the call will be available until December 2, 2003 by calling 800-839-4232 (U.S.), 402-998-1196 (international).

About Network Associates

With headquarters in Santa Clara, California, Network Associates, Inc. (NYSE: NET — News) creates best-of-breed computer security solutions that prevent intrusions on networks and protect computer systems from the next generation of blended attacks and threats. Offering two families of products, McAfee System Protection Solutions, securing desktops and servers, and McAfee Network Protection Solutions, ensuring the protection and performance of the corporate network, Network Associates offers computer security to large enterprises, governments, small and medium sized businesses, and consumers. These two product portfolios incorporate Network Associates leading McAfee Security, Sniffer Technologies® and Magic Solutions® product lines. For more information, Network Associates can be reached at 972-963-8000 or on the Internet at http://www.networkassociates.com/.